UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

KEURIG GREEN MOUNTAIN, INC.
(Exact name of registrant as specified in its charter)

Delaware
(Jurisdiction of Incorporation)

1-12340	03-0339228
(Commission File Number)	(IRS Employer Identification Number)
33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 18, 2015, Keurig Green Mountain, Inc. (the "Company") issued a press release announcing its fourth quarter and full fiscal year results for the period ending September 26, 2015, and that it will hold a live audio webcast to discuss its fourth quarter and full fiscal year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 2.02, including the Exhibit attached hereto, shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 7.01 Regulation FD Disclosure

On November 18, 2015 the Company also announced that the Board of Directors of the Company (the “Board”) has approved a 13% increase in the indicated annualized cash dividend to $1.30 per share from $1.15. The increase will take effect with the quarterly cash dividend payment of $0.325 per share declared by the Board payable on February 16, 2016 to stockholders of record as of the close of business on January 15, 2016.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information furnished in Item 7.01, including the Exhibit attached hereto, shall not be deemed "filed" for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release of the Company dated November 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Peter G. Leemputte
Peter G. Leemputte
Chief Financial Officer and Treasurer

Date: November 18, 2015

EXHIBIT INDEX

99.1	Press Release of the Company dated November 18, 2015.